Exhibit 4.2

REORGANIZATION AGREEMENT

dated as of

                        , 2009

among

COBALT INTERNATIONAL ENERGY, L.P.,

COBALT INTERNATIONAL ENERGY, INC.,

[COBALT MERGER SUBSIDIARY]

and

THE OTHER PARTIES SIGNATORY HERETO

TABLE OF CONTENTS

PAGE

ARTICLE 1
DEFINITIONS

Section 1.01. Definitions	1
Section 1.02. Other Definitional and Interpretative Provisions	3

ARTICLE 2
PRE-IPO GRANT OF CLASS C AND D INTERESTS

Section 2.01. Outstanding Class B and C Interests	3
Section 2.02. Class C and D Interests to be Granted in Connection with IPO	4
Section 2.03. Grant of Class C and D Interests	4

ARTICLE 3
THE CORPORATE REORGANIZATION

Section 3.01. The Contribution	5
Section 3.02. The Exchange	5
Section 3.03. The Merger	6
Section 3.04. Newco Charter and Bylaws	7
Section 3.05. Termination of Rig Guarantees	7
Section 3.06. PEP, L.P.	8
Section 3.07. Newco LTIP	8
Section 3.08. Other Agreements	8
Section 3.09. Post-IPO Exchanges	8
Section 3.10. Tax Withholdings	9

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Section 4.01. Existence and Power	9
Section 4.02. Binding Agreement	9
Section 4.03. Governmental Authorization	9
Section 4.04. Non-contravention	10
Section 4.05. Additional Representations and Warranties	10

ARTICLE 5
COVENANTS

Section 5.01. Reasonable Best Efforts	11
Section 5.02. Public Announcements	12
Section 5.03. Further Assurances	12
Section 5.04. Intended Tax Treatment	12

ARTICLE 6
CONDITIONS TO THE MERGER; TERMINATION

Section 6.01. Conditions to the Obligations of Each Party		13
Section 6.02. Termination		13
Section 6.03. Effect of Termination		13

ARTICLE 7
MISCELLANEOUS

Section 7.01. Notices		13
Section 7.02. Amendments and Waivers		14
Section 7.03. Binding Effect; Benefit; Assignment		15
Section 7.04. Governing Law		15
Section 7.05. Jurisdiction		15
Section 7.06. WAIVER OF JURY TRIAL		15
Section 7.07. Counterparts; Effectiveness		16
Section 7.08. Entire Agreement		16
Section 7.09. Severability		16
Section 7.10. Specific Performance		16
Section 7.11. Expenses		16

Schedules and Exhibits

Schedule 2.03 Pre-IPO Grants and Locked Shares
Schedule 3.01 Pre-IPO Capital Contribution
Schedule 3.02 Pre-IPO Exchange
Schedule 3.03 Example Calculation of IPO Waterfall

Exhibit A	Forms of Restricted Stock Award Agreements and Deferred Compensation Plan
Exhibit B	Partnership Agreement
Exhibit C	Certificate of Incorporation and Bylaws
Exhibit D	Guarantee Release Agreement
Exhibit E	Long Term Incentive Plan
Exhibit F	Forms of Employment, Severance and Lock up Agreements
Exhibit G	Stockholders Agreement
Exhibit H	Registration Rights Agreement
Exhibit I	Directors’ Indemnification Agreement
Exhibit J	Contribution Agreement

ii

REORGANIZATION AGREEMENT

REORGANIZATION AGREEMENT (this “Agreement”) dated as of                         , 2009(1) among Cobalt International Energy, L.P., a Delaware limited partnership (the “Partnership”), Cobalt International Energy, Inc., a Delaware corporation and wholly-owned subsidiary of the Partnership (“Newco”), [Cobalt Merger Subsidiary], a Delaware corporation and wholly-owned subsidiary of Newco (“Merger Subsidiary”), and the other parties signatory hereto.

W I T N E S S E T H :

WHEREAS, the parties hereto intend that (i) the exchange contemplated by Section 3.02, (ii) the receipt of Newco common stock pursuant to the merger contemplated by Section 3.03 (other than restricted shares as to which an election under Section 83(b) of the Code will not be made) and (iii) the issuance of Newco common stock in the IPO shall be treated as exchanges qualifying under Section 351 of the Code;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions.  (a) As used herein, the following terms have the following meanings:

“affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person.

“Code” means the Internal Revenue Code of 1986.

“Delaware Law” means the General Corporation Law of the State of Delaware and/or the Delaware Revised Uniform Limited Partnership Act, as applicable.

“Governmental Authority” means any government, court, tribunal, regulatory or administrative agency, commission or authority or other governmental instrumentality, whether domestic or foreign, federal, state or local, multinational or supranational.

(1) This agreement will be executed prior to printing the preliminary prospectus and the beginning of the road show.

[Pursuant to the Partnership Agreement, this Agreement will require the approval of the Investor Majority, the Board of Directors and the Executive Board.]

“IPO” means the underwritten public offering of shares of Newco common stock pursuant to Registration Statement No. 333-161734 on Form S-1 filed with the Securities and Exchange Commission.

“Law” means all laws (including common and civil law), statutes, ordinances, codes, rules and regulations of any Governmental Authority.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of Cobalt International Energy, L.P. dated as of February 6, 2009.

“person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“subsidiary” means, with respect to any person, (i) any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such person and (ii) any entity that does not have a board of directors or other persons performing similar functions in which such person owns directly or indirectly general partnership interests, management rights or other interests that permit such person to control such entity.

(b)        Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Class D Interests	2.02
Contribution	3.01
Effective Time	3.03
Exchange	3.02
Guarantee Release Agreement	3.05
LTIP	3.07
Merger	3.03
Merger Subsidiary	Preamble
Newco	Preamble
Partnership	Preamble
Public Offering Price	3.02
Special Purpose Holdco	3.02
Surviving Entity	3.03

(c)        Capitalized terms defined in the Partnership Agreement and used but not otherwise defined herein are used as therein defined.

Section 1.02.  Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  All terms defined in this Agreement and used but not otherwise defined in any Exhibit or Schedule or any other document made or delivered pursuant hereto shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule.  References to any person include the successors and permitted assigns of that person.

ARTICLE 2
PRE-IPO GRANT OF CLASS C AND D INTERESTS

Section 2.01.  Outstanding Class B and C Interests.  All of the Class B Interests consisting of 100,000 Class B Units and 25% of the Class C Interests consisting of 25,000 of the 100,000 Class C Units (after giving effect to a split of each existing Unit into 100 Units effective as of the date hereof) have been granted prior to the date hereof.  All shares or restricted shares issued with respect to such Partnership Interests in the Merger that are vested at the Effective Time or become vested at any time thereafter will not, from and after the date of vesting, be subject to forfeiture (including in the case of a termination by Newco for cause).  All such Partnership Interests that are unvested as of the Effective Time will, as of the Effective Time, be modified so that the terms and conditions to be applicable to the restricted shares to be issued with respect to such Partnership

Interests in the Merger will be as set forth on Exhibit A-1 in the case of the Class B Interests and Exhibit A-2 in the case of the Class C Interests.

Section 2.02.  Class C and D Interests to be Granted in Connection with IPO.  The Partnership Agreement is hereby amended

(a)        to amend the terms and conditions of the Class C Interests that have not been granted prior to the date hereof so that the terms and conditions to be applicable to the restricted shares to be issued with respect to such Partnership Interests in the Merger will be as set forth on Exhibit A-2,

(b)        to create a new class of limited partnership interests (the “Class D Interests”), which shall be subject to the same terms and conditions as the Class C Interests as set forth in the Partnership Agreement as in effect immediately prior to the date hereof, except that

(i)    the total number of Class D Units shall be 100,000;

(ii)   the term “Tier 3 Promote Fraction” as used with respect to the Class D Interests shall mean a fraction, the numerator of which is the aggregate amount of the “Total Capital Call” as set forth on Schedule II, and the denominator of which is the aggregate Capital Contributions;

(iii)  the definition of “Tier 4 Promote Fraction” shall be revised to read as follows:  “Tier 4 Promote Fraction” means a fraction, the numerator of which is the amount by which the aggregate Capital Contributions exceed the sum of (a) $1,021,171,276.85 plus (b) all amounts contributed to the Partnership pursuant to the Equity Commitment Letter plus (c) the aggregate amount of the “Total Capital Call” as set forth on Schedule II of the Reorganization Agreement, and the denominator of which is the aggregate Capital Contributions; and

(iv)  the terms and conditions to be applicable to the restricted shares to be issued with respect to such Partnership Interests in the Merger will be as set forth on Exhibit A-3.

(c)        to provide that all restricted shares issued with respect to Class C or D Interests in the Merger that become vested at any time after the Effective Time will not, from and after the date of vesting, be subject to forfeiture (including in the case of a termination by Newco for cause).

Section 2.03.  Grant of Class C and D Interests.  (a) The Class C Interests that have not been granted prior to the date hereof (or 75,000 Class C Units) and [    ]%(2) of the Class D Interests (or [      ] Class D Units) will be granted by the

(2) This percentage will be determined when the number of Class D units to be issued pre-IPO has been resolved.

Partnership immediately prior to the Effective Time to the individuals listed on Schedule 2.03 in the amounts set forth opposite the name of each such individual.  The grants will be deemed made immediately prior to the Effective Time without any further action on the part of any person.

(b)        Each of the individuals listed on Schedule 2.03 has entered into an agreement restricting the right to transfer or otherwise sell the shares of Newco common stock issued to such individual upon conversion of the Class A and B or C Interests pursuant to the Merger for such period and, in the case of the shares issued upon conversion of the Class B or C Interests, in such amount as is set forth opposite such individual’s name on such schedule.

ARTICLE 3
THE CORPORATE REORGANIZATION

Section 3.01.  The Contribution.  Immediately prior to the Exchange, (a) each Class A Limited Partner shall make a Capital Contribution, pursuant to Section 4.2(e) of the Partnership Agreement, to the Partnership in the amount set forth opposite the name of such partner in the “Total Capital Call” column on Schedule 3.01 (such amounts will be paid in cash except for the amounts set forth in the “Deferred” column which have previously been deducted from the individual’s compensation pursuant to the Partnership’s deferred compensation plan and will be treated for all purposes of the Partnership Agreement as part of the individual’s Capital Contribution pursuant to this Section and deducted from the individual’s deferred compensation account as provided in Schedule 3.01), and (b) the Class A Limited Partners that hold the shares of CIP GP Corp., a Delaware corporation and the general partner of the Partnership, shall transfer all of such shares to Newco for no consideration (collectively, the “Contribution”).

Section 3.02.  The Exchange.  Immediately after the Contribution and prior to the Effective Time, each person listed on Schedule 3.02 will transfer or cause to be transferred to Newco the Class A Interests set forth opposite its name on such schedule or all of the equity or other ownership interests in each Special Purpose Holdco that holds Class A Interests as set forth opposite its name on such schedule so that Newco will become the owner directly or indirectly of all such Class A Interests; provided that only entities that are signatories to this Agreement may directly transfer Class A Interests or ownership interests in Special Purpose Holdcos to Newco.  The Class A Interests transferred directly or indirectly to Newco will be exchanged (the “Exchange”) for the number of shares of Newco common stock (rounded to the nearest whole share) that such Class A Interests would be converted into in connection with a Qualified Public Offering as provided in Section 8.14 of the Partnership Agreement based on the price to public (the “Public Offering Price”) as set forth on the cover page of the final prospectus in connection with the IPO.  The transfer to Newco will be made pursuant to a Contribution Agreement substantially in the form set forth on

Exhibit J.  For purposes of this Agreement, “Special Purpose Holdco” means an entity the sole assets of which are Class A Interests (or in the case of Section 3.09, Newco common stock) held directly by such entity or indirectly by a wholly-owned subsidiary of such entity.

Section 3.03.  The Merger.  (a) Immediately after the Exchange and simultaneously with the closing of the IPO, Merger Subsidiary shall merge (the “Merger”) with and into the Partnership in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Partnership shall be the surviving entity (the “Surviving Entity”).  The Merger shall become effective at such time (the “Effective Time”) as the certificate of merger is duly filed with the Delaware Secretary of State or at such later time as is specified in such certificate, which shall be done so that the Effective Time shall be simultaneous with the closing of the IPO.  From and after the Effective Time, the Surviving Entity shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Partnership and Merger Subsidiary, all as provided under Delaware Law.

(b)        At the Effective Time:

(i)            Except as otherwise provided in (ii) below, each Class A, B, C and D Interest outstanding at the Effective Time shall be converted into the right to receive the number of shares of Newco common stock (rounded to the nearest whole share) that such Partnership Interests would be converted into in connection with a Qualified Public Offering as provided in Section 8.14 of the Partnership Agreement based on the Public Offering Price (an example calculation of the shares to be issued in connection with Section 3.02 and this Section 3.03 is included herein as Schedule 3.03 for illustrative purposes); provided that

(x)            the holders of Class D Interests shall be entitled to receive [    ](3)% of the number of shares otherwise attributable to the Class D Interests as provided above, and the remaining shares attributable to the Class D Interests shall not be issued and shall be reserved for issuance under the LTIP;

(y)           the shares issuable upon conversion of unvested Class B, C and D Interests shall (i), to the extent unvested as of the Effective Time, be restricted shares issued pursuant to awards under the LTIP, subject to the terms set forth on Exhibits A-1 through A-3 and (ii) shall be subject to the terms of any applicable employment agreement, severance agreement or lock up agreement in the forms

(3) To be inserted per footnote 2.

set forth on Exhibits F-1 through F-3 as provided in Schedule 2.03; and

(z)            the shares otherwise issuable upon conversion of Class A Interests attributable to the amounts set forth on Schedule 3.01 under the “Deferred” column that are treated as part of the individual’s Capital Contribution pursuant to Section 3.01 shall be issued pursuant to the terms of the Deferred Compensation Plan set forth on Exhibit A-4.

As of the Effective Time, all such Partnership Interests shall no longer be outstanding, shall automatically be canceled and retired, shall cease to exist and shall thereafter represent only the right to receive the shares as provided above.

(ii)           Each Class A Interest owned directly or indirectly by Newco at the Effective Time after giving effect to the transactions contemplated by Section 3.02 shall be canceled and converted into new limited partnership interests in the Surviving Entity.  Each such new limited partnership interest shall represent the same economic ownership interest in the Surviving Entity as the corresponding canceled Class A Interests represented in the Partnership immediately prior to the Effective Time.

(iii)          Each share of Merger Subsidiary common stock outstanding at the Effective Time shall be canceled and converted into new limited partnership interests in the Surviving Entity.  Such new limited partnership interests shall represent the same economic ownership interest in the Surviving Entity as the partnership interests canceled pursuant to (i) above represented in the Partnership immediately prior to the Effective Time.

(iv)          Each share of stock of Newco outstanding at the Effective Time (other than the shares of Newco common stock issued pursuant to Section 3.02 or 3.03) shall be canceled, and no consideration shall be paid with respect thereto.

(c)   At the Effective Time, the Partnership Agreement shall be amended and restated in its entirety as set forth on Exhibit B.

Section 3.04.  Newco Charter and Bylaws.  Prior to the closing of the IPO, the certificate of incorporation and bylaws of Newco shall be amended and restated in their entirety as set forth on Exhibits C-1 and C-2.

Section 3.05.  Termination of Rig Guarantees.  The Guarantee Release Agreement between ENSCO Offshore Company and the Class A Limited Partners (or their respective affiliates) (the “Guarantee Release Agreement”) in the form set forth on Exhibit D, which provides for the unconditional release, effective simultaneously with the closing of the IPO, of the obligations of the guarantors pursuant to the Irrevocable Contract Guarantee dated as of May 5, 2008 shall be executed and delivered simultaneously with the closing of the IPO.  Simultaneously with and conditional on the closing of the IPO and the effectiveness of the Guarantee Release Agreement, the Equity Commitment Letter dated as of December 12, 2008 between the Class A Limited Partners and the Partnership shall be automatically terminated and be of no further force or effect.

Section 3.06.  PEP, L.P.  Promptly after the closing of the IPO, the shares or restricted shares of Newco common stock issued in connection with the conversion of the Class B Interests held by PEP, L.P. shall be distributed to the individuals holding limited partnership interests in PEP, L.P., and PEP, L.P. shall be terminated.

Section 3.07.  Newco LTIP.  The Long Term Incentive Plan of Newco (the “LTIP”) in the form set forth on Exhibit E has been duly adopted and approved by the directors and stockholders of Newco.

Section 3.08.  Other Agreements.  Prior to and conditional upon the closing of the IPO, Newco shall enter into

(a)                                  an employment agreement substantially in the form set forth on Exhibit F-1, severance agreement substantially in the form set forth on Exhibit F-2 or lock up letter agreement substantially in the form set forth on Exhibit F-3, with each of the individuals listed on Schedule 2.03 as set forth opposite the name of such individual;

(b)                                 a stockholders agreement substantially in the form set forth on Exhibit G with certain former Class A Limited Partners;

(c)                                  a registration rights agreement substantially in the form set forth on Exhibit H with the former Class A Limited Partners and/or certain affiliates of such persons; and

(d)                                 an indemnification agreement substantially in the form set forth on Exhibit I with each of the individuals who will be directors of Newco immediately after the closing of the IPO.

Section 3.09.  Post-IPO Exchanges.  Each person that is a signatory or an affiliate of a signatory to this Agreement and owns a Special Purpose Holdco that holds Newco common stock received in the Exchange may, upon 10 business days written notice to the Company, transfer to Newco at any time after the Effective Time all of the equity or other ownerships interests in such Special Purpose Holdco in exchange for the number of shares of Newco common stock held by such Special Purpose Holdco at such time, provided that (i) Newco reasonably determines that such transfer will not have a more than de minimis adverse effect on Newco and its subsidiaries (taking into account the likelihood of any circumstances that may give rise to such adverse effect and any indemnities or other similar agreements provided by the transferor or an affiliate) and (ii) at the time of such transfer, such transferor or an affiliate enters into agreements with Newco that are reasonably satisfactory to Newco, including making representations substantially to the effect set forth in Article 4 of this Agreement at the time of such transfer.  Newco shall be entitled to withhold from the shares of Newco common stock that it is required to deliver pursuant to this Section 3.09 such number of shares as it is required to deduct and withhold with respect thereto under any provision of federal, state or foreign tax law.  In the event that Newco intends to withhold any shares under this Section 3.09, it shall notify the transferor as promptly as practicable after making such determination.  If Newco so withholds any shares, such shares shall be treated for purposes of this Section 3.09 as having been delivered to the person in respect of which such deduction and withholding were made.

Section 3.10.  Tax Withholdings.  Notwithstanding any provision contained herein to the contrary, each of the Surviving Entity and Newco shall be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to Section 3.02 or 3.03 such amounts as it is required to deduct and withhold with respect thereto under any provision of federal, state, local or foreign tax law; provided that, if the Surviving Entity or Newco, as the case may be, intends to withhold an amount under this Section 3.10, it shall notify the applicable person as promptly as practicable after making such determination.  If the Surviving Entity or Newco, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Each of the parties signatory hereto represents and warrants that:

Section 4.01.  Existence and Power.  If such party is not an individual, such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

Section 4.02.  Binding Agreement.  This Agreement has been duly executed and delivered and constitutes a valid and binding agreement of such party.

Section 4.03.  Governmental Authorization.  The execution, delivery and performance by such party of this Agreement and the consummation by such party of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State, (ii) compliance with any applicable requirements of the Securities Act of 1933 and any other applicable state or federal securities laws and (iii) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such party.

Section 4.04.  Non-contravention.  The execution, delivery and performance by such party of this Agreement and the consummation by such party of the transactions contemplated hereby do not and will not (i) violate the organizational documents of such party if such party is not an individual, (ii) assuming compliance with the matters referred to in Section 4.03, violate any applicable Law or any judgment, injunction, order or decree of any Governmental Authority with competent jurisdiction, (iii) require any consent or other action by any person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which such party is entitled under any provision of any agreement or other instrument binding upon such party or (iv) result in the creation or imposition of any Lien on any asset of such party or any of its subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such party.

Section 4.05.  Additional Representations and Warranties.  (a) Each person contributing Class A Interests directly to Newco in the exchange contemplated by Section 3.02 represents and warrants that:

(i)                                     Each such person has good and valid title in and to the Class A Interests held by such person, free and clear of all Liens; and

(ii)                                  Upon consummation of the exchange, Newco will have acquired good and valid title in and to such Class A Interests, free and clear of all Liens.

(b)                   Each person that indirectly owns Class A Interests through a Special Purpose Holdco and is transferring all of the equity or other ownership interests in one or more such Special Purpose Holdcos to Newco pursuant to Section 3.02 represents and warrants that:

(i)                                     Each such Special Purpose Holdco and each of its subsidiaries, if any, is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization and has all powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted;

(ii)                                  Other than pursuant to the Partnership Agreement, the Equity Commitment Letter and the Rig Guarantee, there are no liabilities with respect to any such Special Purpose Holdco or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability;

(iii)                               Such Special Purpose Holdco has no assets other than Class A Interests directly held or the equity or other ownership interests in one or more wholly-owned subsidiaries, which subsidiaries have no assets other than Class A Interests;

(iv)                              Each such Special Purpose Holdco is a domestic corporation for U.S. federal income tax purposes, and each subsidiary thereof is a domestic wholly-owned entity that is disregarded for U.S. federal income tax purposes;

(v)                                 Each such Special Purpose Holdco that directly owns Class A Interests has good and valid title in and to the Class A Interests held by such entity, free and clear of all Liens;

(vi)                              With respect to each Special Purpose Holdco that indirectly owns Class A Interests through one or more subsidiaries, (i) such Special Purpose Holdco has good and valid title in and to all of the equity or other ownership interests of such subsidiary or subsidiaries, free and clear of all Liens and (ii) such subsidiary holding Class A Interests has good and valid title in and to the Class A Interests held by such entity, free and clear of all Liens; and

(vii)                           Upon consummation of the exchange, Newco will have acquired good and valid title in and to all of the outstanding equity or other ownership interests in any such Special Purpose Holdco and its subsidiaries, if any, free and clear of all Liens.

ARTICLE 5

COVENANTS

The parties hereto agree that:

Section 5.01.  Reasonable Best Efforts.  Subject to the terms and conditions of this Agreement, the parties hereto shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

Section 5.02.  Public Announcements.  The parties hereto shall consult with each other before issuing any press release or making any other public statement with respect to this Agreement or the transactions contemplated hereby and, except in respect of any public statement or press release as may be required by applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release or make any such other public statement before such consultation.

Section 5.03.  Further Assurances.  At and after the Effective Time, the officers and directors of the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of the Partnership or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Partnership or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Entity any and all right, title and interest in, to and under any of the rights, properties or assets of the Partnership acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger.

Section 5.04.  Intended Tax Treatment.  (a) Each party agrees that (i) the exchange contemplated by Section 3.02, (ii) the receipt of shares of Newco common stock pursuant to the Merger (other than restricted shares as to which an election under Section 83(b) of the Code will not be made) and (iii) the issuance of shares of Newco common stock in the IPO are intended collectively to be treated as exchanges qualifying under Section 351 of the Code, and that it will not take any position on any tax return or other action inconsistent with such intended treatment.

(a)                                  Newco agrees that it will comply with the reporting requirements of Treasury Regulation Section 1.351-3(b) with respect to the transactions described herein.

(b)                                 Newco and the Surviving Entity each hereby acknowledge that a Class A Limited Partner or an affiliate of such Class A Limited Partner may be required to make certain tax filings with respect to Section 897 of the Code and related provisions to receive nonrecognition treatment with respect to a transfer of Class A Interests or an entity by such person to Newco pursuant to Section 3.02 or 3.09 of this Agreement, and each of Newco and the Surviving Entity agree to reasonably cooperate with such person in the making of such tax filings.

ARTICLE 6

CONDITIONS TO THE MERGER; TERMINATION

Section 6.01.  Conditions to the Obligations of Each Party.  The obligations of the parties to consummate the transactions contemplated by Article 2 and Article 3 are subject to the satisfaction of the following conditions:

(a)                                  the closing of the IPO will be completed simultaneously with the consummation of the transactions contemplated by Article 2 and Article 3 that are to be consummated simultaneously with the IPO; and

(b)                                 there is no applicable Law or judgment, injunction, order or decree of any Governmental Authority with competent jurisdiction prohibiting or otherwise making illegal the consummation of the transactions contemplated hereby.

Section 6.02.  Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time by the Partnership with the approval of the Investor Majority and Executive Board Approval and shall be terminated if the IPO is abandoned or has not been closed within three months after the date hereof.

Section 6.03.  Effect of Termination.  If this Agreement is terminated pursuant to Section 6.02, this Agreement shall become void and of no effect without liability of any party (or any limited partner, stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto.  The provisions of this Section 6.03 and Sections 7.04, 7.05 and 7.06 shall survive any termination hereof pursuant to Section 6.02.

ARTICLE 7

MISCELLANEOUS

Section 7.01.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to the Partnership, Newco or Merger Subsidiary, to:

Cobalt International Energy, L.P.

Two Post Oak Central

1980 Post Oak Blvd., Suite 1200

Houston, TX 77056

Attention: Joseph H. Bryant

Facsimile No.: (713) 579-9184

E-mail: joe.bryant@cobaltintl.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Christopher Mayer
Richard D. Truesdell, Jr.
Facsimile No.:	(212) 701-5338
(212) 701-5674
E-mail:	chris.mayer@davispolk.com
richard.truesdell@davispolk.com

if to a Class A Limited Partner, to such address(es) as set forth in the Partnership Agreement.

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention:	Robert C. Schwenkel
Murray Goldfarb
Facsimile No.:	(212) 859-4000
E-mail:	robert.schwenkel@friedfrank.com
murray.goldfarb@friedfrank.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

Section 7.02.  Amendments and Waivers.  (a) Prior to the Effective Time, any provision of this Agreement may be amended or waived by the Partnership with the written approval of the Investor Majority and Executive Board Approval.  Following the Effective Time, any provision of this Agreement may be amended or waived with the written approval of Newco and each party hereto that would be adversely affected by such amendment or waiver.

(a)                        No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 7.03.  Binding Effect; Benefit; Assignment.  (a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns.

(a)                                  No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that (i) Newco or Merger Subsidiary may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of their affiliates at any time; provided that such transfer or assignment shall not relieve Newco or Merger Subsidiary of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto and (ii) any Investor can may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to any person that the Investor is permitted to assign any portion of its Partnership Interests pursuant to the terms of the Partnership Agreement; provided that such transfer or assignment shall not relieve such Investor of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto.

Section 7.04.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 7.05.  Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.01 shall be deemed effective service of process on such party.

Section 7.06.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR

RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.07.  Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 7.08.  Entire Agreement.  This Agreement and the agreements referenced herein constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 7.09.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 7.10.  Specific Performance.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.11.  Expenses.  The Investors and their affiliates have incurred and will incur out-of-pocket expenses for legal fees and expenses for counsel in connection with the IPO and the negotiation of this Agreement and the agreements to be entered into in connection with the IPO.  Newco and the Partnership agree to pay to reimburse each Investor (together with its affiliates) for the reasonable amount of all such expenses.

[The remainder of this page has been intentionally left blank; the next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

COBALT INTERNATIONAL ENERGY, L.P.

By:
Name:
Title:

COBALT INTERNATIONAL ENERGY, INC.

By:
Name:
Title:

[COBALT MERGER SUBSIDIARY]

By:
Name:
Title:

INVESTORS:

C/R COBALT INVESTMENT PARTNERSHIP, L.P.

By:	CARLYLE/RIVERSTONE ENERGY PARTNERS II, L.P.,
its general partner

By:	C/R ENERGY GP II, LLC,
its general partner

By:
Name: Pierre F. Lapeyre, Jr.
Title: Authorized Person

C/R ENERGY COINVESTMENT II, L.P.

By:	CARLYLE/RIVERSTONE ENERGY PARTNERS II, L.P.,
its general partner

By:	C/R ENERGY GP II, LLC,
its general partner

By:
Name: Pierre F. Lapeyre, Jr.
Title: Authorized Person

RIVERSTONE ENERGY COINVESTMENT III, L.P.

By:	RIVERSTONE COINVESTMENT GP, LLC

By:	RIVERSTONE HOLDINGS, LLC

By:
Name: Pierre F. Lapeyre, Jr.
Title: Authorized Person

CARLYLE ENERGY COINVESTMENT III, L.P.

By:	CARLYLE ENERGY COINVESTMENT III GP, L.L.C.,
its general partner

By:	TCG HOLDINGS, L.L.C.
its sole member

By:
Name:
Title:

C/R ENERGY III COBALT PARTNERSHIP, L.P.

By:	CARLYLE/RIVERSTONE ENERGY PARTNERS III, L.P.,
its general partner

By:	C/R ENERGY GP III, LLC,
its general partner

By:
Name: Pierre F. Lapeyre, Jr.
Title: Authorized Person

CARLYLE/RIVERSTONE GLOBAL ENERGY AND POWER FUND III, L.P.

By:	CARLYLE/RIVERSTONE ENERGY PARTNERS III, L.P.,
its general partner

By:	C/R ENERGY GP III, LLC,
its general partner

By:
Name: Pierre F. Lapeyre, Jr.
Title: Authorized Person

GSCP V COBALT HOLDINGS, LLC

By:	GS CAPITAL PARTNERS V FUND, L.P.,
its sole member

By:	GSCP V ADVISORS, L.L.C.,
its general partner

By:
Name:
Title:

GSCP V OFFSHORE COBALT HOLDINGS, LLC

By:	GSCP V OFFSHORE COBALT HOLDINGS, L.P.,
its sole member

By:	GS CAPITAL PARTNERS V OFFSHORE FUND, L.P.,
its general partner

By:	GSCP V OFFSHORE ADVISORS, L.L.C.,
its general partner

By:
Name:
Title:

GSCP V INSTITUTIONAL COBALT HOLDINGS, LLC

By:	GSCP V INSTITUTIONAL COBALT HOLDINGS, L.P.,
its sole member

By:	GS CAPITAL PARTNERS V INSTITUTIONAL, L.P.,
its general partner

By:	GS ADVISORS V, L.L.C.,
its general partner

By:
Name:
Title:

GSCP V GMBH COBALT HOLDINGS, LLC

By:	GSCP V GmbH Cobalt Holdings, L.P.,
its sole member

By:	GSCP V GmbH Cobalt Holdings,
its general partner

By:
Name:
Title:

GSCP VI COBALT HOLDINGS, LLC

By:	GS CAPITAL PARTNERS VI FUND, L.P.,
its sole member

By:	GSCP VI ADVISORS, L.L.C.,
its general partner

By:
Name:
Title:

GSCP VI OFFSHORE COBALT HOLDINGS, LLC

By:	GSCP VI OFFSHORE COBALT HOLDINGS, L.P.,
its sole member

By:	GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.,
its general partner

By:	GSCP VI OFFSHORE ADVISORS, L.L.C.,
its general partner

By:
Name:
Title:

GSCP VI PARALLEL COBALT HOLDINGS, LLC

By:	GSCP VI PARALLEL COBALT HOLDINGS, L.P.,
its sole member

By:	GS CAPITAL PARTNERS VI PARALLEL, L.P.,
its general partner

By:	GS ADVISORS VI, L.L.C.,
its general partner

By:
Name:
Title:

GSCP VI GMBH COBALT HOLDINGS, LLC

By:	GSCP VI GmbH Cobalt Holdings, L.P.,
its sole member

By:	GSCP VI GmbH Cobalt Holdings,
its general partner

By:
Name:
Title:

KERN COBALT CO-INVEST PARTNERS LP

By:	KERN Cobalt Group LLC,
its general partner

By:
Name:
Title:

KERN COBALT CO-INVEST PARTNERS II LP

By:	KERN Cobalt Group II LLC,
its general partner

By:
Name:
Title:

KERN COBALT CO-INVEST PARTNERS III LP

By:	KERN Cobalt Group III LLC,
its general partner

By:
Name:
Title:

KERN COBALT CO-INVEST PARTNERS IV LP

By:	KERN Cobalt Group IV LLC,
its general partner

By:
Name:
Title:

FIRST RESERVE FUND XI, L.P.

By:	First Reserve GP XI, L.P., its general partner

By:	First Reserve GP XI, Inc., its general partner

By:
Name:
Title:

FR COBALT HOLDINGS LLC

By:	First Reserve GP XI, L.P., its manager

By:	First Reserve GP XI, Inc., its general partner

By:
Name:
Title:

EXECUTIVE MANAGEMENT:

Joseph H. Bryant

Samuel H. Gillespie, III

James W. Farnsworth

James H. Painter

Van P. Whitfield

Richard A. Smith

John P. Wilkirson

Rodney L. Gray

Schedule 2.03

Pre-IPO Grants and Locked Shares

Schedule 3.01

Schedule 3.02

Pre-IPO Exchange

Class A Interests

Name of Class A Limited Partner	Class A Interests

Schedule  3.09

Special Purpose Holdco

Special Purpose Holdco
Name of Transferor	Name	Jurisdiction of Organization	Outstanding Shares	Wholly-owned Subsidiary (if any)	Class A Interests

Schedule 3.03

Example Calculation of IPO Waterfall

Schedule  3.09